$127,100,000
                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
                        GOLDEN STATE PETRO (IOM I-A) PLC
                        GOLDEN STATE PETRO (IOM I-B) PLC

                  8.04% First Preferred Mortgage Notes Due 2019



                               PURCHASE AGREEMENT

                                          December 19, 1996


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, New York  10172

Dear Sirs and Mesdames:

         Golden State Petroleum Transport Corporation, a Delaware corporation ("GOLDEN STATE PETROLEUM"), proposes to issue and sell to you (the "INITIAL PURCHASER") $127,100,000 aggregate principal amount of its 8.04% First Preferred Mortgage Notes Due 2019 (the "TERM NOTES"). The Term Notes are to be issued pursuant to the provisions of an Indenture dated as of December 1, 1996 (the "INDENTURE") among Golden State Petroleum, as Agent for the Owners (as defined below), the Owners and United States Trust Company of New York, as Trustee (the "INDENTURE TRUSTEE"). Concurrently with this offering, Golden State Petroleum proposes to issue and sell $51,700,000 aggregate principal amount of its Serial First Preferred Mortgage Notes Maturing Serially from 2000 to 2006 (the "SERIAL NOTES") to the Initial Purchaser pursuant to a Purchase Agreement dated the date hereof relating to the Serial Notes (the "SERIAL NOTES PURCHASE AGREEMENT").

         The Term Notes will be offered and sold to the Initial Purchaser without being registered under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on an exemption therefrom. The Initial Purchaser has advised Golden State Petroleum that it will make an offering of the Term Notes purchased by it hereunder in accordance with Section 4 hereof on the terms set forth in the Preliminary Offering Memorandum and the Final Offering

Memorandum (each as defined below) as soon as practicable after the date hereof as in its judgment is advisable.

         The proceeds from the sale of the Term Notes, together with the proceeds from the sale of the Serial Notes, will be used by Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC (each, an "OWNER" and together with Golden State Petroleum, the "COMPANIES") to fund, after paying certain fees and expenses, the construction for each Owner of a very large crude carrier (each, a "VESSEL") as well as capitalized interest through the date of delivery for each Vessel. Each Vessel will be constructed by Samsung Corporation and Samsung Heavy Industries Co., Ltd. pursuant to a building contract (each, a "BUILDING CONTRACT") under the supervision and pursuant to the specifications of Chevron Shipping Company, as agent of Chevron Transport Corporation ("CHEVRON TRANSPORT"). Initially, each Owner will enter into a bareboat charter (each, an "INITIAL CHARTER") with Chevron Transport with a term commencing upon the delivery of the related Vessel and expiring on the eighteenth anniversary thereof, subject to Chevron's right to terminate each Initial Charter on the eighth anniversary of its commencement and on each of the four succeeding two-year anniversaries thereof. The obligations of Chevron Transport under each Initial Charter will be guaranteed by Chevron Corporation ("CHEVRON").

         In connection with the sale of the Term Notes, Golden State Petroleum has prepared a preliminary Offering Memorandum dated December 9, 1996 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare a final Offering Memorandum (the "FINAL OFFERING MEMORANDUM" and, with the Preliminary Offering Memorandum, each an "OFFERING MEMORANDUM") setting forth or including a description of the terms of the Term Notes, the construction, acquisition and chartering of the Vessels, the terms of the offering, a description of the Companies and any material developments relating to the Companies.

         The Companies and the Initial Purchaser will enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") concurrently with the issuance of the Term Notes. Pursuant to the Registration Rights Agreement, under the circumstances and the terms set forth therein, the Companies will agree to file with the Securities and Exchange Commission (the "COMMISSION"): (i) a registration statement on form S-1 or S-4 (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to an offer (the "EXCHANGE OFFER") to the holders of Term Notes to exchange their Term Notes for an issue of notes (the "NEW TERM NOTES") registered under the Securities Act and otherwise identical in all material respects to the Term Notes (other than with respect to certain restrictions on transfer contained in the Term Notes and the right to receive penalty interest under certain circumstances) or, alternatively, (ii) in the event that applicable






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



interpretations of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Term Notes to participate in the Exchange Offer, a shelf registration statement (the "SHELF REGISTRATION STATEMENT") to cover resales of Term Notes by holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

         Unless otherwise defined in this Agreement, capitalized terms have the meanings specified or referred to in the Indenture. The term "OPERATIVE DOCUMENTS" means, collectively, this Agreement, the Serial Notes Purchase Agreement, the Registration Rights Agreement, the Indenture, the Building Contracts and any other agreements contemplated by such agreements or the Final Offering Memorandum to be signed by any of the Companies. To the extent provided herein, this Agreement is made expressly for the benefit of Chevron and Chevron Transport as third party beneficiaries.

           1 AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Golden State Petroleum agrees to issue and sell, and the Initial Purchaser agrees to purchase from Golden State Petroleum, the entire principal amount of Term Notes, at 99.0% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest thereon, if any, from December 24, 1996 to the date of payment and delivery.

           2 DELIVERY AND PAYMENT. Delivery of and payment for $73,100,000 aggregate principal amount of the Term Notes (the "FIRST TERM NOTES") shall be made at 9:30 A.M., New York City time, on December 24, 1996 (the "FIRST CLOSING DATE"), at such place as the Initial Purchaser shall designate.

         Delivery of and payment for the remaining aggregate principal amount of the Term Notes (the "DELAYED TERM NOTES") shall be made at 9:30 A.M., New York City time, on January 6, 1997 (the "DELAYED CLOSING DATE," and collectively with the First Closing Date, the "CLOSING DATES"), at such place as the Initial Purchaser shall designate.

         Certificates for the Term Notes shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or in such names and issued in such denominations as the Initial Purchaser shall request in writing not later than two full business days prior to the related Closing Date. Such certificates shall be made available to the Initial Purchaser for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the related Closing Date. Certificates in definitive form evidencing the Term Notes shall be





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



delivered to the Initial Purchaser on the related Closing Date with any transfer taxes thereon duly paid by Golden State Petroleum, for the account of the Initial Purchaser, against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account designated by Golden State Petroleum.

           3    AGREEMENTS OF GOLDEN STATE PETROLEUM AND EACH OWNER.  Golden
State Petroleum and each Owner agree with the Initial Purchaser:

          (a) To advise the Initial Purchaser and, if requested by the Initial Purchaser, to confirm such advice in writing, of the happening of any event during the period referred to in paragraph 3.(d) below which makes any statement of a material fact made in the Final Offering Memorandum untrue or which requires the making of any additions to or changes in such Offering Memorandum in order to make the statements therein not misleading.

          (b) To furnish to the Initial Purchaser, without charge, during the period referred to in paragraph 3.(d) below as many copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements or amendments thereto, including documents incorporated by reference, as the Initial Purchaser may reasonably request.

          (c) Not to make any amendment or supplement to either Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object and to prepare, promptly upon its reasonable request, any amendment or supplement to either Offering Memorandum which may be necessary or advisable in connection with the offering of the Term Notes by the Initial Purchaser.

          (d) If, during the period after the first date of the offering of the Term Notes and prior to the completion of the sale thereof (the "OFFERING PERIOD"), any event shall occur as a result of which, in the opinion of counsel for the Initial Purchaser, it becomes necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement such Offering Memorandum to comply with any law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements in such Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with law, and to furnish to the





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



         Initial Purchaser and to such dealers as the Initial Purchaser shall specify such number of copies thereof as the Initial Purchaser or such dealers may reasonably request.

          (e) Prior to any offering of the Term Notes, to cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the registration or qualification of the Term Notes for offer and sale by the Initial Purchaser and by dealers under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request, to continue such qualification in effect so long as required for distribution of the Term Notes; provided, however, that Golden State Petroleum and each Owner shall not be required to qualify to do business in any jurisdiction where they are not now qualified or to take any action which would subject them to general or unlimited service of process in any jurisdiction where they are not now so subject.

          (f) During the period of five years after the date of this Agreement,
         (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Term Notes a separate financial report of Golden State Petroleum and each Owner and their respective subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (g) During the period referred to in paragraph 3.(f) above, to furnish to the Initial Purchaser as soon as available a copy of each report or other publicly available information of Golden State Petroleum and each Owner mailed to the security holders of Golden State Petroleum or filed with the Commission and such other publicly available information concerning Golden State Petroleum and each Owner and their respective subsidiaries as the Initial Purchaser may reasonably request.

          (h) To use the proceeds from the sale of the Term Notes in the manner described in the Final Offering Memorandum under the caption "Offering Memorandum Summary--Sources and Uses of Funds Through the Delivery Dates."

          (i) Golden State Petroleum and the Owners will pay all costs, expenses, disbursements, fees and taxes incident to (i) the preparation, printing, filing and distribution of each Offering Memorandum, the Exchange Offer Registration Statement and any Shelf Registration Statement (including financial statements and all amendments and supplements prior to or during the period specified in paragraph 3.(d), but not including fees and disbursements of counsel to the Initial Purchaser except to the extent such counsel acts as Special Counsel to the holders pursuant to the Registration Rights Agreement),
         (ii) the registration or qualification of the Term Notes and the New Term Notes for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Initial Purchaser relating to such registration or qualification and memoranda relating thereto), (iii) furnishing such copies of each Offering Memorandum and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Term Notes by the Initial Purchaser or by dealers to whom Term Notes may be sold, (iv) any fees charged by rating agencies for the rating of the Term Notes and the New Term Notes, (v) the fees and expenses, if any, incurred in connection with the designation of the Term Notes for trading in the PORTAL market and the deposit of the global Term Notes with The Depository Trust Company, (vi) any stamp or transfer taxes payable in connection with the sale of the Term Notes to the Initial Purchaser, (vii) the issuance, transfer and delivery by the Companies of the Term Notes and the New Term Notes (including, without limitation, the fees of the Companies' transfer agent and registrar, the cost of their personnel and other internal costs, the costs of printing and engraving the certificates representing the Term Notes and any stock and securities transfer taxes payable thereon), (viii) the reasonable fees and expenses of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee and (ix) the costs and expenses of the Companies relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Term Notes, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of officers of the Companies (provided that the costs of car services and charter aircraft during the "road show" will be paid equally by the Companies on the one hand and the Initial Purchaser on the other and the cost of conference rooms and other meeting places used on the "road show" to make investor presentations will be paid by the Initial Purchaser).

          (j) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by Golden State Petroleum and each Owner prior to the Delayed Closing Date and to satisfy all conditions precedent to the delivery of the Term Notes.

          (k) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate, and not to permit its affiliates (as defined in Regulation 501(b) of Regulation D under the Securities Act, "AFFILIATES") to sell, offer for sale or solicit offers to buy or otherwise negotiate, directly or through any agent, in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Term Notes in a manner which would require the registration of the Term Notes under the Securities Act and to take all action that is appropriate to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings contemplated hereby.

          (l) Except pursuant to the Exchange Offer or a Shelf Registration Statement, not to solicit any offer to buy or sell the Term Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (m) Not to engage, or permit any person acting on behalf of any of the Companies to engage, in any directed selling efforts within the meaning of Regulation S under the Securities Act ("REGULATION S") with respect to the Term Notes, and to comply, and cause each such person so acting to comply, with the offering restrictions requirement of Regulation S.

          (n) So long as any of the Term Notes remain outstanding and are "RESTRICTED SECURITIES" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Term Notes in connection with any sale thereof and any prospective purchaser of Term Notes from such holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

          (o) Not to, and not to permit any of its affiliates (as defined in Rule 144(a)(1)) to, (i) purchase any of the Term Notes unless such Term Notes are held in the form of a certificated Term Note (as such term is used in the Final Offering Memorandum under the caption "Description of the Term Notes--Book-Entry Registration") and (ii) resell any of the Term Notes, except as permitted by the Indenture.

           4    OFFERING OF NOTES; RESTRICTIONS ON TRANSFER.

         The Initial Purchaser represents and warrants that:

          (a) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB");

          (b) it will not solicit offers for, or offer to sell, Term Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

          (c) it will solicit offers for Term Notes only from, and will offer such Term Notes only to, persons that it reasonably believes to be (i) in the case of offers inside the United States, QIBs and (ii) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act who, in each case, in purchasing such Term Notes are deemed to have represented and agreed as provided in the Final Offering Memorandum under the caption "Notice to Investors; Registration Rights";

          (d) it understands that no action has been or will be taken in any jurisdiction by the Companies that would permit a public offering of the

         Term Notes, or possession or distribution of either Offering Memorandum or any other offering or publicity material relating to the Term Notes, in any country or jurisdiction where action for that purpose is required;

          (e) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Term Notes or has in its possession or distributes either Offering Memorandum or any such other material, in all cases at its own expense;

          (f) it understands that the Term Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

          (g) it has not offered the Term Notes and will not offer and sell the Term Notes (i) as part of the distribution at any time and (ii) otherwise until 40 days after the later of the date hereof and the related Closing Date, except in accordance with Rule 903 of Regulation S or as otherwise permitted in paragraph (a) above; and neither it, nor its Affiliates nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Term Notes; and it, its Affiliates and any such other persons have complied and will comply with the offering restrictions requirement of Regulation S;

          (h) it has (i) not offered or sold and will not offer or sell any Term Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 ("Regulations"); (ii) complied with and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Term Notes in, from or otherwise involving the United Kingdom; and (iii) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Term Notes if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

          (i) it understands that the Term Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Term Notes, directly or indirectly in Japan or to or from any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law; and

          (j) it agrees that, at or prior to confirmation of sales of the Term Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Term Notes from it during the restricted period a confirmation or notice to substantially the following effect:

                  The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.

                  Terms used in this Section 4 have the meanings given to them by Regulation S.

           5    REPRESENTATIONS AND WARRANTIES. Golden State Petroleum and each
Owner, jointly and severally, represent and warrant to the Initial Purchaser that:

          (a) The Final Offering Memorandum (as amended or supplemented if the Companies shall have furnished any amendments or supplements thereto) was, on the date of its issuance, and is, at the date hereof, accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Offering Memorandum (as amended or supplemented as necessary) will be, as of each Closing Date, accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, existing at each Closing Date, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use therein.

          (b) The Preliminary Offering Memorandum was, on the date of its issuance, accurate in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information relating to the Initial Purchaser furnished to the Companies in writing by the Initial Purchaser expressly for use therein.

          (c) Golden State Petroleum and each Owner has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on such Company.

          (d) Any taxes, fees and other governmental charges which are due and payable on either Closing Date in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the other Operative Documents being executed on or before the Delayed Closing Date and the execution, delivery and sale of the Term Notes shall have been paid by Golden State Petroleum or the Owners, at or prior to the related Closing Date.

          (e) The Term Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Initial Purchaser against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Owners, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (f) This Agreement has been duly authorized, executed and delivered by Golden State Petroleum and each Owner and is a valid and binding agreement of Golden State Petroleum and each Owner enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

          (g) The Indenture has been duly authorized, executed and delivered by each of the Companies, and is a valid and binding agreement of each Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The Term Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

          (i) Neither Golden State Petroleum nor any Owner is in violation of its respective organizational documents or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of such Company, to which such Company is a party or by which such Company or its property is bound.

          (j) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Term Notes and all other Operative Documents being executed by Golden State Petroleum on or before the Delayed Closing Date, and compliance by Golden State Petroleum with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents or by-laws of Golden State Petroleum or any agreement, indenture or other instrument to which it is a party or by which it or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to Golden State Petroleum or its property.

          (k) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and all other Operative Documents being executed by either Owner on or before the Delayed Closing Date, and compliance by the Owners with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of either of the Owners or any agreement, indenture or other instrument to which such Owner is a party or by which such Owner or its property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such Owner or its property.

          (l) There are no material legal or governmental proceedings pending to which Golden State Petroleum or either Owner is a party or of which any of their respective property is the subject, and, to the best of such Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Final Offering Memorandum is not so described as required.

          (m) To such Company's knowledge, neither Golden State Petroleum nor either Owner has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of such Company.

          (n) Except as otherwise set forth in the Final Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operation of such Company, Golden State Petroleum and each Owner has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Final Offering Memorandum as being owned by such Company.

          (o) Golden State Petroleum and each of the Owners maintains the various insurance required of it under the financing documents to which it is a party.

          (p) Neither Golden State Petroleum nor either Owner is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (q) All tax returns required to be filed by Golden State Petroleum or either of the Owners, in all jurisdictions, have been so filed, except insofar as the failure to file such returns would not have a material adverse effect on such Company. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, except insofar as the failure to pay such taxes would not have a material adverse effect on such Company.

          (r) The laws, governmental rules, regulations and decrees of the Isle of Man and any political subdivision thereof permit the transfer of United States Dollars as required by this Agreement.

          (s) Except for the fees payable as provided in the Final Offering Memorandum, neither Golden State Petroleum nor either Owner has become obligated to pay any fee or commission to or any expenses of any broker, finder or investment banker or anyone else acting in the capacity of a broker, finder or investment banker in connection with the transactions contemplated hereby.

          (t) Golden State Petroleum and the Owners shall pay amounts payable hereunder in United States Dollars in New York City as may be necessary in order that every net payment by such Company of any fees or expenses payable or reimbursable hereunder, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge (including, without limitation, value added tax) imposed upon or as a result of such payment by any political subdivision or taxing authority thereof or any non-U.S. jurisdiction from which such payment or reimbursement may be made, will not be less than the amount provided for herein to be paid or reimbursed by such Company.

          (u) Golden State Petroleum and each Owner have complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (v) All of the representations and warranties by (i) Golden State Petroleum contained in each Operative Document to which it is a party and (ii) the Owners contained in the Building Contract to which such Owner is a party and each Operative Document to which such Owner is a party are incorporated by reference in this Agreement as if set forth herein, and Golden State Petroleum and the Owners represent and warrant that such representations and warranties are true and correct as of the date of this Agreement, except to the extent that such representations and warranties relate solely to an earlier date or later date (in which case such representations and warranties are correct on and as of such earlier date or will be correct on and as of such later date, as the case may be).

          (w) The Registration Rights Agreement has been duly and validly authorized by each Company and, when duly executed and delivered by each Company, will be the legally valid and binding agreement of such Company, enforceable against each Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When executed and delivered, the Registration Rights Agreement will conform in all material respects to the description thereof in each Offering Memorandum.

          (x) Coopers & Lybrand, L.L.P. is an "independent public accountant," as defined in the Securities Act, with respect to each of the Owners.

          (y) None of the Companies nor any Affiliate of the Companies has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) the offering of which security is or will be integrated with the sale of the Term Notes in a manner that would require the registration of the Term Notes under the Securities Act or (ii) solicited any offer to buy or sell the Term Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (z) None of the Companies nor any Affiliate of the Companies nor any person acting on any of their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Term Notes.

         (aa) It is not necessary in connection with the offer, sale and delivery of the Term Notes in the manner contemplated by this Agreement to register the Term Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939. The Term Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

           6 INDEMNIFICATION. (a) Golden State Petroleum and each Owner agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, Chevron and Chevron Transport, and each person, if any, who controls the Initial Purchaser, Chevron or Chevron Transport within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the officers, directors, employees, representatives and agents of the Initial Purchaser, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Memorandum (as amended or supplemented if the Companies shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to Golden State Petroleum by the Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability which Golden State Petroleum or any Owner may otherwise have.

          (b) In case any action shall be brought against any person in respect of which indemnity may be sought pursuant to the preceding paragraph (the "INDEMNIFIED PARTY"), based upon either Offering Memorandum or any amendment or supplement thereto and with respect to which indemnity may be sought against any of the Companies, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel within 30 days after notice of commencement of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the other party or parties named in such action (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the Initial Purchaser and that all such fees and expenses shall be reimbursed as they are incurred). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) The Initial Purchaser agrees to indemnify and hold harmless Golden State Petroleum and each Owner, their directors, their officers who sign the Registration Statement, Chevron, Chevron Transport and any person controlling any Company, Chevron or Chevron Transport within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Companies to the Initial Purchaser, Chevron and Chevron Transport, but only with reference to information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in either Offering Memorandum. In case any action shall be brought against any Company, any of its directors, any such officer, Chevron or Chevron Transport or any person controlling any Company, Chevron or Chevron Transport based on either Offering Memorandum and in respect of which indemnity may be sought against the Initial Purchaser, the Initial Purchaser shall have the rights and duties given to the Companies (except that if the Companies shall have assumed the defense thereof, the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser), and the Companies, their directors, any such officers and any person controlling the Companies shall have the rights and duties given to the Initial Purchaser, by Section 6.(b) hereof. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Term Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Initial Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. As between the Companies and the Initial Purchaser, the relative benefits received by the Companies on the one hand and the Initial Purchaser on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Golden State Petroleum, and the total discounts to Initial Purchaser received by the Initial Purchaser, bear to the total price to investors of the Term Notes, in each case as set forth in the table on the cover page of the Final Offering Memorandum. For purposes of this
Section 6, each person who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act shall have the same rights to contribution as the Initial Purchaser and each person who controls any Company within the meaning of either the Securities Act or the Exchange Act, shall have the same rights to contribution as each Owner. The relative fault of the Companies on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Companies or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Companies and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount of discount of the Term Notes purchased by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph 6.(d), notify such party from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph 6.(d).

           7 CONDITIONS OF INITIAL PURCHASER'S OBLIGATION TO PURCHASE FIRST TERM NOTES. The obligation of the Initial Purchaser to purchase the First Term Notes under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Companies contained in this Agreement and the Serial Notes Purchase Agreement shall be true and correct on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.

          (b) Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of Golden State Petroleum or either Owner by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, and each of Standard & Poor's Rating Group, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. shall have affirmed their Term Notes ratings of "BBB," "Baa2" and "BBB," respectively.

          (c)(i) Since the date of the latest balance sheet included in the Preliminary Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of any of the Companies, (ii) since the date of the latest balance sheet included in the Preliminary Offering Memorandum there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of any of the Companies from that set forth in the Preliminary Offering Memorandum, (iii) the Companies and any of their respective subsidiaries shall have no liability or obligation, direct or contingent, which is material to such Company and its respective subsidiaries, taken as a whole, other than those reflected in the Preliminary Offering Memorandum and (iv) on the First Closing Date the Initial Purchaser shall have received certificates dated the First Closing Date, signed by an authorized representative of each of the Companies, confirming the matters set forth in paragraphs 7.(a), 7.(b) and 7.(c).

          (d) The Initial Purchaser shall have received on the First Closing Date an opinion (satisfactory to the Initial Purchaser and its counsel), dated the First Closing Date, of Thacher Proffitt & Wood, special counsel for Golden State Petroleum and the Owners, to the effect set forth in Exhibit A.

          (e) The Initial Purchaser shall have received on the First Closing Date an opinion (satisfactory to the Initial Purchaser and its counsel), dated the First Closing Date, of Cains, special Isle of Man counsel for the Owners, to the effect set forth in Exhibit B.

          (f) The Initial Purchaser shall have received on the First Closing Date an opinion, dated the First Closing Date, of Davis Polk & Wardwell, special counsel for the Initial Purchaser, to the effect set forth in Exhibit C.

          (g) The Initial Purchaser shall have received on and as of the First Closing Date, in form and substance satisfactory to you, a letter from Coopers & Lybrand, L.L.P., independent public accountants, with respect to certain financial information of Golden State Petroleum and the Owners contained in each Offering Memorandum and substantially in the form and substance of the letter delivered to you by Coopers & Lybrand, L.L.P. on the date of this Agreement.

          (h) The Companies shall not have failed at or prior to the First Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by such Company at or prior to the First Closing Date.

          (i) All of the conditions required in the Serial Notes Purchase Agreement to be complied with on or prior to the First Closing Date shall have been satisfied or waived in writing on the First Closing Date.

          (j) Each of Chevron and Chevron Transport shall have executed and delivered, and to the extent performance is required on or prior to the First Closing Date, shall have performed all of their obligations pursuant to (i) the Chevron Registration Rights Agreement (the "CHEVRON REGISTRATION RIGHTS AGREEMENT" dated as of December 24, 1996 by and among Chevron, Chevron Transport and the Initial Purchaser and (ii) the Chevron Agreement (the "CHEVRON AGREEMENT") dated December 19, 1996 by and among Chevron, Chevron Transport and the Initial Purchaser; and all the representations and warranties of Chevron and Chevron Transport contained in the Chevron Agreement shall be true and correct on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.

          (k) Each of R.S. Platou Economic Research a.s. and McQuilling Brokerage Partners, Inc. shall have consented in writing to being named in each Offering Memorandum and in any Registration Statement to be filed pursuant to the Registration Rights Agreement, and each such party shall have agreed to cooperate in the filing of any such Registration Statement.

          (l) Each of Cambridge Petroleum Transport Corporation and the Indenture Trustee shall have executed and delivered an agreement pursuant to which Cambridge Petroleum Transport Corporation agrees to contribute its brokerage commission to the Trustee for deposit in the PreFunding Account (as defined in the Indenture).

           8 CONDITIONS OF INITIAL PURCHASER'S OBLIGATION TO PURCHASE DELAYED TERM NOTES. The obligation of the Initial Purchaser to purchase the Delayed Term Notes under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) The Term Notes and Serial Notes to be issued and purchased on the First Closing Date shall have been so issued and purchased and the Serial Notes to be issued and purchased on the Delayed Closing Date shall, contemporaneously with the issuance and purchase of the Delayed Term Notes, be so issued and purchased.

          (b) The issuance and purchase of the Delayed Term Notes shall not be prohibited by applicable law.

           9. TERMINATION. This Agreement may be terminated at any time prior to delivery of and payment for the First Term Notes by you by written notice to the Companies if any of the following has occurred: (i) since the respective dates as of which information is given in either Offering Memorandum, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of any of the Companies or the earnings, affairs, or business prospects of any of the Companies, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Term Notes on the terms and in the manner contemplated in the Final Offering Memorandum, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your reasonable judgment, is material and adverse and would, in your reasonable judgment, make it impracticable to market the Term Notes on the terms and in the manner contemplated in the Final Offering Memorandum, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange or limitation on prices for securities on such exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of any of the Companies or (v) the declaration of a general moratorium on commercial banking activities by either federal or New York State authorities.

          10 CONSENT TO JURISDICTION. Any legal suit, action or proceeding against any of the Companies arising out of or relating to this Agreement, the Indenture or any Operative Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court in The City of New York, State of New York and each of the Companies hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each of the Companies hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Each of the Companies hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process in connection with any such suit, action or proceeding and each of the Companies agrees that service of process upon such party shall constitute personal service of such process on it. Each of the Companies shall maintain the designation and appointment of such authorized agent until all amounts payable under this Agreement, the Indenture and the Operative Documents shall have been paid in full. If such agent shall cease to so act, each of the Companies shall immediately designate and appoint another such agent satisfactory to you in the City of New York, State of New York, and shall promptly deliver to you evidence in writing of such other agent's acceptance of such appointment.

          11 MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to Golden State Petroleum, to Golden State Petroleum Transport Corporation, 65 East 55th Street, Suite 3300, New York, New York 10022, (b) if to Chevron Transport, to Chevron Transport Corporation, c/o Chevron House, 11 Church Street, Hamilton, Bermuda HM11,
Attention: Secretary, (c) if to Chevron, to Chevron Corporation, 225 Bush Street, San Francisco, California 94104, Attention: Secretary, (d) if to either of the Owners, 15-19 Athol Street, Douglas, Isle of Man, British Isles and (e) if to the Initial Purchaser to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         No recourse under or upon any obligation, covenant or agreement contained in this Purchase Agreement, shall be had against any past, present or future stockholder, director, officer or agent of Golden State Petroleum or of any successor, either directly or through Golden State Petroleum or any successor.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Companies, their officers and directors and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Term Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or by or on behalf of such company, the officers or directors of such company or any controlling person of such company, (ii) acceptance of the Term Notes and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of any Company to comply with the terms or to fulfill any of the conditions of this Agreement, (except for any failure so to perform on the part of any Company engendered by a failure, refusal or inability on the part of the Initial Purchaser to perform any agreement on the Initial Purchaser's part to be performed) each Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by it.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Companies, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser of any of the Term Notes from the Initial Purchaser merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between Golden State Petroleum, each of the Owners and the Initial Purchaser.

                                   Very truly yours,

                                   GOLDEN STATE PETROLEUM
                                   TRANSPORT CORPORATION

                                   By:   /s/ John McFadden
                                      -----------------------------
                                      Name:  John McFadden
                                      Title: President

                                   GOLDEN STATE PETRO (IOM
                                   I-A) PLC

                                   By:   /s/ John McFadden
                                      -----------------------------
                                      Name:  John McFadden
                                      Title: President

                                   GOLDEN STATE PETRO (IOM
                                   I-B) PLC

                                   By:   /s/ John McFadden
                                      -----------------------------
                                      Name:  John McFadden
                                      Title: President


Accepted and agreed to as of
the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By   /s/ Hoyt Davidson
   ----------------------------
   Name: Hoyt Davidson
   Title:Senior Vice President

                                                                       EXHIBIT A

                       Opinion of Thacher Proffitt & Wood,
                               Special Counsel for
                      Golden State Petroleum and the Owners



                                                       December __, 1996


Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York 10172

Re:   GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
      TERM FIRST PREFERRED NOTES

Dear Sirs:

         We have acted as counsel to Golden State Petroleum Transport Corporation ("GOLDEN STATE PETROLEUM"), Golden State Petro (IOM I-A) PLC ("GOLDEN STATE PETRO I-A") and Golden State Petro (IOM I-B) PLC ("GOLDEN STATE PETRO I-B," and together with Golden State Petro I-A, the "OWNERS"), in connection with the issuance of Golden State Petroleum Transport Corporation ___% First Preferred Notes Due 2019 (the "TERM NOTES"). The Term Notes were issued pursuant to an Indenture, dated as of December 1, 1996 (the "INDENTURE"), among Golden State Petroleum, as Agent for the Owners, the Owners and United States Trust Company of New York as the indenture trustee (the "INDENTURE TRUSTEE"). The Term Notes were offered pursuant to an offering memorandum (the "FINAL OFFERING MEMORANDUM"). Golden State Petroleum will sell the Term Notes to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER") pursuant to a Purchase Agreement, dated December __, 1996 (the "PURCHASE AGREEMENT" and together with the Indenture, the "AGREEMENTS"), among Golden State Petroleum, the Owners and the Initial Purchaser. Contemporaneously with the issuance of the Term Notes, Golden State Petroleum proposes to issue Golden State Petroleum Transport Corporation Serial First Preferred Mortgage Notes Maturing Serially from 2000 to 2006 (the "SERIAL NOTES") pursuant to the Indenture.

         The proceeds from the sale of the Term Notes, together with the proceeds from the sale of the Serial Notes, will be used by the Owners to fund, after paying certain fees and expenses, the construction for each Owner of a very large crude carrier (each, a "VESSEL") as well as capitalized interest through the date of delivery for each Vessel. Each Vessel will be constructed by Samsung Corporation and Samsung Heavy Industries Co., Ltd. pursuant to a building contract (each, a "BUILDING CONTRACT") under the supervision and pursuant to the specifications of Chevron Shipping Company, as Agent for Chevron Transport Corporation ("CHEVRON TRANSPORT"). Initially, each Owner will enter into a bareboat charter (each, an "INITIAL CHARTER") with Chevron Transport with a term expiring on the eighteenth anniversary thereof, subject to Chevron's right to terminate each Initial Charter on the eighth anniversary of its commencement and on each of the four succeeding two-year anniversaries thereof. The obligations of Chevron Transport under each Initial Charter will be guaranteed by Chevron. Capitalized terms not defined herein have the meanings set forth in the Agreements. This opinion is rendered pursuant to Section 7.(d) of the Purchase Agreement at the request of Golden State Petroleum and the Owners. Unless otherwise defined herein, capitalized terms have the meanings specified or referred to in the Purchase Agreement.

         In connection with rendering this opinion letter, we have examined the Agreements, the Operative Documents, the Initial Charters, each Offering Memorandum, the Term Notes, the Serial Notes and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of parties to the Agreements, the Initial Charters, and the Operative Documents contained in such documents and, where we have deemed appropriate, representations or certifications of officers or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action, and, as to all parties other than Golden State Petroleum and the Owners, the due execution and delivery of such documents. We have further assumed that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the Agreements, the Initial Charters and the Operative Documents.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the law of the Republic of Liberia and the federal laws of the United States. We do not express any opinion concerning the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. We do not express any opinion on any subject not expressly addressed herein. With respect to the law of the Republic of Liberia, we are not admitted to practice in the courts of the Republic of Liberia. However, we have dealt regularly with matters relating to the maritime laws of the Republic of Liberia. We are also familiar with the current compilations of the Liberian Maritime Law as furnished to us by Liberian Services, Inc. in New York City.

         Based upon and subject to the foregoing, it is our opinion that:

           1. The Term Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Owners, enforceable against the Owners in accordance with their terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

           2. Each of the Purchase Agreement and the Registration Rights Agreement dated as of December __, 1996 among Golden State Petroleum, the Owners and the Initial Purchaser is a valid and binding agreement of each of Golden State Petroleum and the Owners, enforceable against each of Golden State Petroleum and the Owners in accordance with its terms except as rights to indemnification and contribution may be limited by applicable law.

           3. The Indenture has been duly authorized, executed and delivered by each of the Owners and is a valid and binding agreement of each of Golden State Petroleum and the Owners, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

           4. Each of the Operative Documents to which Golden State Petroleum is a party is a valid and binding agreement of Golden State Petroleum, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

           5. Each of the Initial Charters and the Operative Documents governed by New York law, to which Golden State Petro I-A or Golden State Petro I-B is a party, is a valid and binding agreement of such Owner, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

           6. The Chevron Guarantee is a valid and binding agreement of Chevron, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

           7. The statements under the captions "Description of the Term Notes," "Additional Notes" and "Notice to Investors; Registration Rights" in the Final Offering Memorandum, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

           8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by each Owner of the transactions contemplated by the terms of the Agreements, the Building Contracts, the Initial Charters and the Operative Documents, except (a) such as have been obtained under the Securities Act and
(b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Term Notes by the Initial Purchaser, as to which we express no opinion.

           9. Neither the sale of the Term Notes to the Initial Purchaser pursuant to, nor the consummation of any other of the transactions contemplated by or the fulfillment by each Owner of the terms of, the Operative Documents will result in a breach of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any contract or other agreement to which Golden State Petroleum or any of the Owners is a party or in a breach or violation of any order of any federal or State of New York court, regulatory body, administrative agency or other governmental body having jurisdiction over Golden State Petroleum or any Owner.

          10. Neither Golden State Petroleum nor any Owner is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         [11. Each of the Owners is duly registered as a Foreign Maritime Entity in the Republic of Liberia and each has obtained a waiver, pursuant to Section 51(6) of the Liberian Maritime Law, of the Liberian ownership requirements set forth in Section 51(2) of the Liberian Maritime Law.]

          12. Based upon the representations, warranties and agreements of the Companies in Sections 3.(k), 3.(l), 3.(m), 3.(n) and 3.(o) and 5.(y), 5.(z) and 5.(aa) of the Purchase Agreement and of the Initial Purchasers in Section 4 of the Purchase Agreement and on the representations and agreements contained in the Final Offering Memorandum under the caption "Notice to Investors; Registration Rights," it is not necessary in connection with the offer, sale and delivery of the Term Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with the initial resale of such Term Notes by the Initial Purchasers in accordance with Section 4 of the Purchase Agreement to register the Term Notes under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended, provided that we express no opinion as to when and under what circumstances the Term Notes may be otherwise resold;

         This opinion letter is rendered for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other party or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                   Very truly yours,

                                   THACHER PROFFITT & WOOD

                                   By:----------------------------------

                       Opinion of Thacher Proffitt & Wood,
                               Special Counsel for
                      Golden State Petroleum and the Owners

                                                    December __, 1996


Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York 10172

         Re: GOLDEN STATE PETROLEUM TRANSPORT CORPORATION TERM FIRST PREFERRED NOTES

Dear Sirs:

         We have acted as counsel to Golden State Petroleum Transport Corporation ("GOLDEN STATE PETROLEUM"), Golden State Petro (IOM I-A) PLC ("GOLDEN STATE PETRO I-A") and Golden State Petro (IOM I-B) PLC ("GOLDEN STATE PETRO I-B," and together with Golden State Petro I-A, the "OWNERS"), in connection with the issuance of Golden State Petroleum Transport Corporation ___% First Preferred Mortgage Notes Due 2019 (the "TERM NOTES"). The Term Notes were issued pursuant to an Indenture, dated as of December 1, 1996 (the "INDENTURE"), among Golden State Petroleum, as Agent for the Owners, the Owners and United States Trust Company of New York as the indenture trustee (the "AN TRUSTEE"). The Term Notes were offered pursuant to an offering memorandum (the "FINAL OFFERING MEMORANDUM"). Golden State Petroleum will sell the Term Notes to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER") pursuant to a Purchase Agreement, dated December __, 1996 (the "PURCHASE AGREEMENT" and together with the Indenture, the "AGREEMENTS"), among Golden State Petroleum, the Owners and the Initial Purchaser. Contemporaneously with the issuance of the Term Notes, Golden State Petroleum proposes to issue Golden State Petroleum Transport Corporation Serial First Preferred Mortgage Notes Maturing Serially from 2000 to 2006 (the "SERIAL NOTES") pursuant to the Indenture.

         The proceeds from the sale of the Term Notes, together with the proceeds from the sale of the Serial Notes, will be used by the Owners to fund, after paying certain fees and expenses, the construction for each Owner of a very large crude carrier (each, a "VESSEL") as well as capitalized interest through the date of delivery for each Vessel. Each Vessel will be constructed by Samsung

Corporation and Samsung Heavy Industries Co., Ltd. pursuant to a building contract (each, a "BUILDING CONTRACT") under the supervision and pursuant to the specifications of Chevron Shipping Company, as Agent for Chevron Transport Corporation ("CHEVRON TRANSPORT"). Initially, each Owner will enter into a bareboat charter (each, an "INITIAL CHARTER") with Chevron Transport with a term expiring on the eighteenth anniversary thereof, subject to Chevron's right to terminate each Initial Charter on the eighth anniversary of its commencement and on each of the four succeeding two-year anniversaries thereof. The obligations of Chevron Transport under each Initial Charter will be guaranteed by Chevron. Capitalized terms not defined herein have the meanings set forth in the Agreements. This opinion is rendered pursuant to Section 7.(d) of the Purchase Agreement at the request of Golden State Petroleum and the Owners. Unless otherwise defined herein, capitalized terms have the meanings specified or referred to in the Purchase Agreement.

         The primary purpose of our professional engagement was not to establish factual matters. Many wholly or partially non-legal determinations were involved in the preparation of the Offering Memoranda. Accordingly, we are not advising in this letter with respect to and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memoranda and make no representation that we have otherwise independently verified the accuracy, completeness or fairness of such statements. In particular and without limiting the foregoing, we have not examined any accounting, financial or statistical records not included in the Offering Memorandum from which the information and statements included therein are derived. We express no advice as to any such accounting, financial or statistical information contained in the Offering Memoranda. We also note that we are not experts with respect to any portion of the Offering Memoranda, including without limitation such financial and statistical information, except to the extent we may be deemed to be "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to the matters specifically mentioned in our separate opinion letter dated the date hereof and rendered pursuant to Section 7.(d) of the Purchase Agreement.

         We do not act as general counsel to the Owners or Golden State Petroleum. However, in the course of our acting as counsel to Golden State Petroleum and the Owners in connection with their preparation of the Offering Memoranda, we met in conferences and participated in telephone conversations with representatives of Golden State Petroleum, the Owners, Cains in their capacity as special Isle of Man counsel to the Owners, the Initial Purchaser, Davis Polk & Wardwell in their capacity as counsel to the Initial Purchaser, Chevron, Chevron Transport, Pillsbury Madison & Sutro LLP in their capacity as counsel to Chevron and Chevron Transport, the Indenture Trustee and Olshan Grundman Frome & Rosenzweig LLP in their capacity as counsel to the Indenture Trustee. During those conferences and telephone conversations the contents of the Offering Memoranda and related matters were discussed. In addition, we reviewed certain corporate documents furnished to us by Golden State Petroleum and the Owners or otherwise in our possession. We have not otherwise un dertaken any procedures, other than the review of documents delivered to the Initial Purchaser on the date hereof pursuant to the Purchase Agreement, which were intended or likely to elicit information concerning the accuracy, complete ness or fairness of the statements made in the Offering Memoranda.

         Based upon and subject to the foregoing, our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise you that no information has come to our attention that causes us to believe that the Final Offering Memorandum contained as of its date or contains as of the date hereof any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circum stances under which they were made, not misleading.

         This letter is provided for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this letter may not be furnished to any other party or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                   Very truly yours,

                                   THACHER PROFFITT & WOOD



                                   By:----------------------------------

                                                                       EXHIBIT B



                                Opinion of Cains,
                         Special Isle of Man Counsel for
                 Golden State Petro (IOM I-A) PLC, Golden State
                               Petro (IOM I-B) PLC
                                       and
                          Golden State Holdings I, Ltd.




24 December, 1996

Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

                  Re:      CHEVRON TANKER FINANCING

We have acted as legal advisors in the Isle of Man to Golden State Petro (IOM I-A) PLC ("OWNER A"), Golden State Petro (IOM I-B) PLC ("OWNER B" and, together with Owner A, the "OWNERS") and Golden State Holdings I, Ltd. in connection with the above.

We have examined the following documents:

1. Indenture dated as of December 1, 1996 among Golden State Petroleum Transport Corporation ("GOLDEN STATE PETROLEUM"), the Owners and United States Trust Company of New York, as Indenture Trustee;

2. Issue of One Debenture dated _____, 1996 between United States Trust Company of New York, as Indenture Trustee and Owner A;

3. Issue of One Debenture dated _____, 1996 between United States Trust Company of New York, as Indenture Trustee and Owner B;

4. Shipbuilding Contract dated _____, 1996 for the Construction of a 308,500 DWT Crude Oil Double Hull Tank Vessel (Hull No. ____) between Samsung Corporation ("SAMSUNG") and Samsung Heavy
         Industries Co., Ltd. ("SHI" and together with Samsung, the "BUILDER") and Owner A;

5. Shipbuilding Contract dated _____, 1996 for the Construction of a 308,500 DWT Crude Oil Double Hull Tank Vessel (Hull No. ____) between the Builder and Owner B;

6. Assignment of Shipbuilding Contract dated _____, 1996 between Owner A and United States Trust Company of New York, as Trustee;

7. Assignment of Shipbuilding Contract dated _____, 1996 between Owner B and United States Trust Company of New York, as Trustee;

8. Irrevocable Instalment Payment Letter of Guarantee, dated _____, 1996, given by The Korea Development Bank to Owner A in connection with the related Vessel;

9. Irrevocable Instalment Payment Letter of Guarantee, dated _____, 1996, given by The Korea Development Bank to Owner B in connection with the related Vessel;

10. Assignment of Building Contract Guarantee dated 1 December, 1996, between Owner A and United States Trust Company of New York, as Trustee;

11. Assignment of Building Contract Guarantee dated 1 December, 1996, between Owner B and United States Trust Company of New York, as Trustee;

12. Agreement on Contract for Technical Matters (Hull No. _____) dated _______, 1996, by and among Chevron Shipping Company, as agent for Chevron Transport Corporation ("CHEVRON TRANSPORT"), Owner A and SHI;

13. Agreement on Contract for Technical Matters made (Hull No. _____) dated _______, 1996, by and among Chevron Shipping Company, as agent for Chevron Transport, Owner B and SHI;

14. Assignment of Agreement on Contract for Technical Matters dated December __, 1996, between Owner A and United States Trust Company of New York, as Trustee;

15. Assignment of Agreement on Contract for Technical Matters dated December __, 1996, between Owner B and United States Trust Company of New York, as Trustee;

16. Management Agreement dated December __, 1996 between Cambridge Fund Management, L.L.C. and Owner A;

17. Management Agreement dated December __, 1996 between Cambridge Fund Management, L.L.C. and Owner B;

18. Assignment of Management Agreement dated December __, 1996 between Owner A and United States Trust Company of New York, as Trustee;

19. Assignment of Management Agreement dated December __, 1996 between Owner B and United States Trust Company of New York, as Trustee;

20. Agency Agreement dated December __, 1996 among Owner A, Owner B and Golden State Petroleum;

21. Stock Pledge Agreement dated December __, 1996 between Golden State Holdings I, Ltd. and United States Trust Company of New York, as Trustee;

22. Bareboat Charter ("CHARTER A") dated December __, 1996 between Chevron Transport and Owner A;

23. Bareboat Charter ("CHARTER B") dated December __, 1996 between Chevron Transport and Owner B;

24. Guarantee ("GUARANTEE A") by Chevron Corporation ("CHEVRON") of Charter A, dated December __, 1996, of Charter A;

25. Guarantee ("GUARANTEE B") by Chevron Corporation ("CHEVRON") of Charter B, dated December __, 1996, of Charter B;

26. Assignment of Charter A dated December __, 1996 between Owner A and United States Trust Company of New York, as Trustee;

27. Assignment of Charter B dated December __, 1996 between Owner B and United States Trust Company of New York, as Trustee;

28. Assignment of Guarantee A dated December __, 1996 between Owner A and United States Trust Company of New York, as Trustee;

29. Assignment of Guarantee B dated December __, 1996 between Owner B and United States Trust Company of New York, as Trustee;

30. Purchase Agreement dated December 19, 1996 among Golden State Petroleum, Owner A, Owner B and Donaldson, Lufkin & Jenrette Securities Corporation relating to the purchase and sale of $127,100,000 aggregate principal amount of 8.04% First Preferred Mortgage Notes Due 2019;

31. Purchase Agreement dated December 19, 1996 among Golden State Petroleum, Owner A, Owner B and Donaldson, Lufkin & Jenrette Securities Corporation relating to the purchase and sale of $51,700,000 aggregate principal amount of Serial First Preferred Mortgage Notes Maturing Serially from 2000 to 2006;

32. Registration Rights Agreement dated December 24, 1996 by and among Golden State Petroleum, the Owners and Donaldson, Lufkin & Jenrette Securities Corporation;

33. Chevron Registration Rights Agreement dated _________, 1996 by and among Chevron, Chevron Transport and Donaldson, Lufkin & Jenrette Securities Corporation;

34.      Minutes of a meeting ("MEETING A") of the board of directors of Owner A
         dated [   ] December, 1996; and

35.      Minutes of a meeting ("MEETING B") of the board of directors of Owner B
         dated [   ] December, 1996.

In this opinion, the "DOCUMENTS" means the documents referred to at paragraphs 1 to 35 inclusive and the "SECURITY DOCUMENTS" means the documents referred to at paragraphs 2, 3, 6, 7, 10, 11, 14, 15, 18, 19, 26, 27, 28 and 29.

In arriving at the opinion expressed below, in addition to examining the Documents, we have examined such other documents as have been revealed by searches of the Isle of Man Companies Registry and Rolls Office undertaken on 6 December, 1996 in respect of each Owner.

In arriving at our opinion, we have assumed:

(a) the genuineness of all signatures on original documents; the correctness of all facts stated in and representations made in the documents which we have examined (except as otherwise opined upon herein) and the conformity to original documents of all copy documents;

(b) that each of the parties to the Documents (other than each of the Owners) is duly incorporated, validly existing and fully authorised, qualified and empowered under their respective constitutions and any applicable laws to carry on business and to enter into and perform their respective obligations and exercise their respective rights under each of the Documents;

(c) that each of the parties to the Documents (other than each of the Owners) has taken all corporate and other action required to authorise the execution of the Documents and the performance of their respective obligations thereunder;

(d) that there are no provisions of the laws of any jurisdiction outside the Isle of Man or any agreement to which any of the parties (other than each of the Owners) to the Documents are a party which would be contravened by such execution or delivery and that, insofar as any obligation under the Documents fails to be performed in any jurisdiction outside the Isle of Man, its performance will not be unlawful by virtue of the laws of that jurisdiction;

(e) that the Documents are valid and legally binding in accordance with their terms under the laws by which they are expressed to be governed;

(f) the accuracy and currency of the records and filing systems maintained at the public offices where we have searched or inquired or have caused searches or inquiries to be conducted;

(g) that all necessary consents or approvals of, and all necessary registrations or other action by or with, any regulatory authority or any other person or entity outside the Isle of Man have been or will be obtained, performed or taken in relation to the execution, delivery and performance of each of the Documents by each of the parties thereto;

(h) that Meeting A and Meeting B were duly convened and held with proper notice being given to each of the directors of each of the Owners, that a duly qualified quorum of directors voted in favour of the approving resolutions and that such resolutions are a true record of the proceedings at each such meeting and have not been amended or rescinded;

(i) that all appropriate notices of and consents to assignment required to be given or which it is desirable are given in connection with any of the Documents are, in fact, given in timely fashion; and

(j) that entering into the Documents and performing the obligations which each of the Owners undertakes is to its commercial benefit.

Based on and subject to the foregoing and subject to the further qualifications set out below, we are of the opinion that:

(a) each Owner is incorporated in the Isle of Man, is validly existing as a public limited company in good standing (so far as is ascertainable from public documents) under the laws of the Isle of Man and has the corporate power and authority required to carry on its business and to own, lease and operate its properties;

(b) pursuant to each of Meeting A and Meeting B, entry into each of the Shipbuilding Contracts, the Charters, the Agreements on Contract for Technical Matters, the Management Agreements, the Agency Agreement, the Purchase Agreements, the Registration Rights Agreements and the Security Documents have been duly authorised and executed by each Owner party thereto respectively;

(c) to the best of our knowledge and belief (having made enquiry only of the Company Secretary of each Owner upon whom we have relied), neither of the Owners is in violation of its memorandum and articles of association or is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of such Owner, to which it is a party or by which it or its property is bound, or is in violation of any Isle of Man law, statute, rule, registration, judgment or court decree applicable to it;

(d) the execution, delivery and performance of each of the Purchase Agreements, the Registration Rights Agreement, the Shipbuilding Contracts, the Charters, the Agreements on Contract for Technical Matters, the Management Agreements, the Agency Agreement and the Security Documents by each Owner party thereto and compliance by such Owner or Owners with all the provisions thereof and the consummation of the transactions contemplated thereby will not require any consent, approval, authorisation or other order of any court, regulatory body, administrative agency or other governmental body of the Isle of Man and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the memorandum and articles of association of such Owner or Owners or, we are informed by the Company Secretary of each Owner: (i) any agreement, indenture or other instrument to which either Owner is a party or to which any of its properties is bound; or (ii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to either Owner or any of its property;

(e) after enquiry of the Company Secretary of each Owner upon whom we have relied, there are no legal or governmental proceedings pending or threatened to which either Owner is a party or to which any of its property is subject which is material for inclusion in the Final Offering Memoranda (as the same is defined in the Purchase Agreements) and is not so described, or of any contract or other document which is material for inclusion in the Final Offering Memoranda which is not described as required;

(f) the choice of the law of the State of New York to govern the Purchase Agreements and the Documents governed by New York law to which either Owner is a party is valid under the laws of the Isle of Man and a court in the Isle of Man would uphold such choice of law in a suit, action or other proceeding on such agreement or document in a court of the Isle of Man; and

(g) on the principle laid down in Saloman v. A Saloman and Co. Limited [1897] AC22, it is our opinion that, if an Owner was wound up, in the absence of fraud, the courts of the Isle of Man would be unlikely to order substantive consolidation of the assets and liabilities of the Owner with those of third parties or with those of its shareholders.

The opinions expressed above are given subject to the following reservations:

(a) enforcement of any of the Documents may be limited by bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoriums, the doctrine of frustration and laws relating to or affecting the rights of creditors generally;

(b) enforcement of any of the Documents may be limited by general principles of equity, and, in particular, equitable remedies are available only at the discretion of the Court and are not available where damages are considered to be an adequate remedy;

(c) claims may be or become barred in the Isle of Man under the Limitation Acts 1984 and 1988 (Acts of Tynwald) or become subject to a defence of set-off or counterclaim;

(d) under Isle of Man law the terms of an agreement under hand may be varied by oral or written agreement of the parties;

(e) a foreign judgment would not be enforced by an Isle of Man Court without a re-trial or re-examination of the matters thereby adjudicated upon if a judgment were obtained by fraud or in a manner contrary to natural justice or if the enforcement thereof were contrary to Isle of Man public policy and such enforcement of the foreign judgment may also be withheld if the relevant judgment were not a final and conclusive money judgment being both unrelated to taxation and free of conflict with any other judgment in the same cause of action;

(f) provisions relating to set-off contained in any of the Documents will only be enforceable in a liquidation of either Owner insofar as they do not purport to contract out of the mandatory set-off rules imposed by the Bankruptcy Code 1892;

(g) if proceedings are commenced in the Isle of Man courts any provision in any of the Documents to the effect that calculations and/or certifications will be conclusive and binding will not be effective in Manx law if such calculations and/or certifications are fraudulent or erroneous on their face and will not necessarily prevent judicial enquiry into the merits of any claim respecting any such calculation or certification;

(h) if proceedings are commenced in the Isle of Man Courts, where in any of the Documents a party is vested with a discretion or may determine a






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         matter in its opinion, the law of the Isle of Man may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

(i) the Security Documents should be lodged for filing at the Companies Registry in the Isle of Man pursuant to Section 79 of the Companies Act 1931 (an Act of Tynwald) within one month from their respective dates of creation. Failure to do so will, in the event that any of the Security Documents are of a type referred to in Section 79 of that Act, render them void against a liquidator or creditor of either Owner and priority over the other creditors will not be lost;

(j) provisions as to severability in any of the Documents may not be binding and the question of whether or not provisions relating to invalidity may be severed from other provisions in order to save such other provisions would be determined by the Manx Courts at their discretion;

(k) no opinion is expressed as to whether the Manx Courts would construe any of the Documents without giving effect to principles of conflict of laws; and

(l) this opinion addresses matters of law not fact and is confined entirely to Isle of Man law.

This opinion may only be relied upon by you and may not be disclosed to or relied upon by any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be relied upon by your counsel, and Davis Polk & Wardwell, in connection with their delivery of opinions to you pursuant to the Purchase Agreements.


Yours faithfully,

CAINS






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                                                                       EXHIBIT C


                        Opinion of Davis Polk & Wardwell,
                    Special Counsel for the Initial Purchaser

         The Opinion of Davis Polk & Wardwell, Special Counsel for the Initial Purchaser, to be delivered pursuant to Section 7.(f) of the Purchase Agreement shall be to the effect that:

          (a) the Term Notes have been duly authorized by Golden State Petroleum and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and, assuming that the execution, delivery and performance by each Owner of the Indenture are within such Owner's corporate powers and have been duly authorized by all necessary corporate action, will be valid and binding joint and several obligations of the Owners, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (b) each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by Golden State Petroleum and is a valid and binding agreement of Golden State Petroleum, enforceable in accordance with its terms (except as rights to indemnity ad contribution thereunder may be limited by applicable law);

          (c) assuming that the execution, delivery and performance by each Owner of the Purchase Agreement and the Registration Rights Agreement are within such Owner's corporate powers and have been duly authorized by all necessary corporate action, then each of the Purchase Agreement and the Registration Rights Agreement is a valid and binding agreement of each Owner, enforceable in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by applicable law);

          (d) the Indenture has been duly authorized, executed and delivered by Golden State Petroleum and is a valid and binding agreement of Golden State Petroleum, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (e) Assuming that the execution, delivery and performance by each Owner of the Indenture are within such Owner's corporate powers and have been duly authorized by all necessary corporate action, then the Indenture is a valid and binding agreement of each Owner, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (f) Each of the Chevron Registration Rights Agreement and the Chevron Agreement have been duly authorized, executed and delivered by Chevron and is a valid and binding agreement of Chevron, enforceable in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by applicable law);

          (g) Assuming that the execution, delivery and performance by Chevron Transport of each of the Chevron Registration Rights Agreement and the Chevron Agreement are within the corporate powers of Chevron Transport and have been duly authorized by all necessary corporate action, then each of the Chevron Registration Rights Agreement and the Chevron Agreement is a valid and binding agreement of Chevron Transport, enforceable in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by applicable law);

          (h) the statements under the captions "Description of the Term Notes," "Additional Notes," "Notice to Investors; Registration Rights" and "Plan of Distribution" in the Offering Memorandum, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

          (i) such counsel believes that (except for financial statements and as aforesaid) the Final Offering Memorandum did not contain as of its date and does not contain as of the date hereof any untrue statement of a material fact or omitted or omits to state a material fact necessary in order






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         to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (j) based upon the representations, warranties and agreements of the Companies in Sections 3.(k), 3.(l), 3.(m), 3.(n) and 3.(o) and 5.(y), 5.(z) and 5.(aa) of the Purchase Agreement and of the Initial Purchaser in Section 4 of the Purchase Agreement and on the representations and agreements contained in the Final Offering Memorandum under the caption "Notice to Investors; Registration Rights," it is not necessary in connection with the offer, sale and delivery of the Term Notes to the Initial Purchaser in the manner contemplated by the Purchase Agreement or in connection with the initial resale of such Term Notes by the Initial Purchaser in accordance with Section 4 of the Purchase Agreement to register the Term Notes under the Securities Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended, provided that we express no opinion as to when and under what circumstances the Term Notes may be otherwise resold;

         In giving such opinion with respect to the matters covered by clause
(i) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Final Offering Memorandum and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification except as specified.

         Insofar as the foregoing opinion involves matters governed by the laws of the Isle of Man or Liberia such counsel may rely, without independent investigation, upon the opinions of Cains and The Henries Law Firm, respectively.






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